SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 14, 2005



                             ProUroCare Medical Inc.

               (Exact Name of Registrant as Specified in Charter)



            Nevada                             333-103781                             20-1212923
(State or Other Jurisdiction of         (Commission File Number)         (IRS Employer Identification Number)
        Incorporation)
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     One Carlson Parkway, Suite 124
           Plymouth, Minnesota                                          55447
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (952) 476-9093



          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.01 Entry into Material Definitive Agreements

      On September 14, 2005 ProUroCare Inc., the wholly owned subsidiary of
ProUroCare Medical Inc. (the "Company"), borrowed $100,000 from a financial institution and in connection therewith issued a promissory note (the "Note")to such financial institution. The Note is secured by the assets of the business under an existing Commercial Security Agreement with the financial institution and a commercial guaranty signed by Mr. James Murphy. The Note bears interest at an annual rate of 8.0%, matures on March 14, 2006, and is to be repaid out of the expected proceeds of the Company's current financing efforts. In connection with the commercial guaranty, the Company issued a five-year warrant to Mr.
Murphy to purchase 25,000 shares of the Company's common stock at $0.50 per share. If the Note is not repaid within 60 days, the Company will issue another five-year warrant to Mr. Murphy to purchase 25,000 shares of the Company's common stock at $0.50 per share.


Item 9.01 Financial Statements and Exhibits

      10.1 Promissory Note in the amount of $100,000 issued by ProUroCare Inc.
in favor of Venture Bank, dated September 14, 2005.

      10.2 Commercial Security Agreement between Venture Bank and ProUroCare
Inc., dated March 31, 2005 (incorporated by reference to Exhibit 10.19 to registration statement on Form SB-2 filed April 4, 2005).


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      PROUROCARE MEDICAL INC>
Date:  September 20, 2005             By:  /s/ Maurice R. Taylor
                                           -------------------------
                                           Maurice R. Taylor,
                                           Chairman and Chief Executive Officer